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Exhibit 10.31

Tenant: Madrigal Pharmaceuticals, Inc.

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease ("Amendment") is made and entered into as of the 16th day of April 2024, by and between BARR HARBOR DRNE, LLC, a Pennsylvania limited liability company ("Landlord") and MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").
A.Landlord and Tenant are parties to that certain Lease dated January 10, 2019 ("Original Lease"), as amended by that certain (i) First Amendment to Lease dated July 17, 2020, (ii) Second Amendment to Lease dated May 3, 2021, (iii) Third Amendment to Lease dated March 8, 2022, (iv) Fourth Amendment to Lease dated May 30, 2023, and (v) Fifth Amendment to Lease dated August 31, 2023 ("Fifth Amendment" and together with the Original Lease, the First Amendment to Lease, the Second Amendment to Lease, the Third Amendment to Lease and the Fourth Amendment to Lease, the "Existing Lease"), for 30,607 rentable square feet of space comprised of 18,375 rentable square feet on the first floor commonly known as Suite 100, 10,416 rentable square feet on the second floor commonly known as Suite 200, and 1,816 rentable square feet also located on the second floor commonly known as Suite 250 (the foregoing suites, collectively, the "Current Premises") located at Four Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, Pennsylvania 19428. The Existing Lease as amended hereby shall be the "Lease."

B.Tenant has exercised its First Expansion Option to add the First Expansion Space to the Premises as set forth in detail in Section 8 of the Fifth Amendment.

C.Tenant further wishes to have Suite 100 removed from the definition of the Premises pursuant to Section 10 of the Fifth Amendment.

D.Landlord and Tenant wish to amend the Lease in certain other respects, all subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Existing Lease.

2.Fixed Rent. Commencing on the First Expansion Delivery Date (as defined in Section 8 of the Fifth Amendment), Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in monthly installments and otherwise in accordance with the terms of the Lease. From such date, all references to the amount of Fixed Rent shall be deleted and the following shall control based upon 16,295 Rentable Square Feet:

Time Period	Annual Fixed Rent Per Rentable Square Foot of the Premises	Annualized Fixed Rent	Monthly Fixed Rent
First Expansion Delivery Date*- 11/30/24	$38.25	$623,283.75	$51,940.31
12/1/24-11 /30/25	$39.02	$635,830.90	$52,985.91
12/1/25-11/30/26	$39.80	$648,541.00	$54,045.08

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The First Expansion Delivery Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit "A". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord's determination of such dates shall be deemed accepted.
*Should the date of September I, 2024 or the Second Expansion Delivery Date (as defined in Section 10 of the Fifth Amendment to Lease) precede the First Expansion Delivery Date, Suite 100 shall be removed from the definition of the Premises on such earlier date and the above Fixed Rent chart shall be promptly modified to reflect that the removal of Suite 100 shall be of a date other than the First Expansion Delivery Date.
3.Tenant's Share. Commencing on the First Expansion Delivery Date, Tenant's Share shall be 18.94%. Notwithstanding the foregoing, if Suite 100 is removed from the definition of the Premises prior to the First Expansion Delivery Date, Tenant's Share shall promptly be revised to 14.22% on such earlier date and then increased to 18.94% on the First Expansion Delivery Date.

4.Landlord's Work. Tenant has made Scope Modifications to the Tenant Improvements referenced in Section 8 of the Fifth Amendment to Lease; which modified Tenant Improvements are reflected on Exhibit "B", attached hereto and made a part hereof. Notwithstanding anything herein or in the Fifth Amendment to the contrary, Tenant reserves the right to make additional Scope Modifications to the Tenant Improvements identified on Exhibit "B" by delivering written notice of such Scope Modifications to Landlord, so long as final plans (with pricing notes) for the Tenant Improvements which reflect such Scope Modifications are approved by Tenant in writing on or before April 15, 2024.

The estimated Improvements Costs for the First Expansion Space is less than the amount of the Landlord's Allowance under Section 8 of the 5th Amendment. To the extent that the actual Improvement Costs remain less than the Landlord's Allowance, the unused balance of the Landlord's Allowance shall be added to the Second Expansion Space Allowance. Notwithstanding the terms of Section 8 of the Fifth Amendment, the parties agree that the entire unused balance of the Landlord's Allowance shall be included in the First Allowance Carryover and no portion of the unused balance shall be credited to Fixed Rent.

5.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiation or consultations with respect to this transaction with any broker or finder other than: (i) representing Landlord, Newmark, and (ii) representing Tenant, Cushman & Wakefield of Pennsylvania, LLC (each, a "Broker"). Tenant shall have no responsibility or obligation to pay any commission to a Broker in connection with transactions contemplated hereby. Instead, Landlord shall fully compensate each Broker pursuant to separate brokerage agreement(s). Each party must indemnify, defend and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorney's fees and court costs) arising out of or from or related to its misrepresentation under, or breach of, this Section. This Section will survive the expiration or earlier termination of the Term.
6.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Existing Lease has not been modified, amended, cancelled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, tenn and power contained in and under the Existing Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein, and in the event of any conflict between the terms and conditions of this Amendment and those of the Existing

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Lease, the terns and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant thereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

7.Confession of Judgment restated:    Tenant specifically acknowledges and agrees that Section l 7(k) of the Original Lease concerning Confession of Judgment is hereby restated in full below:

(1)TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY ACTION SPECIFIED IN SUBPARAGRAPH (j)(2) OF THIS SECTION (AND FOR THE AVOIDANCE OF DOUBT EXCLUDING ACTIONS CONCERNING ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (h) OF THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF POSSESSION OF THE PREMISES AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES ALL OR ANY PART OF THE RENT SPECIFIED IN THE LEASE AND THEN UNPAID TAKING INTO ACCOUNT LANDLORD'S OBLIGATION TO MITIGATE DAMAGES TO THE EXTENT REQUIRED UNDER THE LEASE AND FOR COSTS TOGETHER WITH REASONABLE ATTORNEY'S FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THE LEASE.

(2)WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(3)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least
$10,000.

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TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a
Delaware corporation

By: /s/ Clint Wallace
Name: Clint Wallace
Title: Chief Human Resources Officer
8.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party's behalf is authorized to do so. Tenant certifies as of the date hereof that to Tenant's actual knowledge without inquiry no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a breach or default under the Lease.

9.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, this Amendment may be signed by facsimile transmission or portable document format (.pdf) and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument and the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced will be deemed to be their original signature of all purposes.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

LANDLORD:

BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company

By: Winterstar Corporation, Manager

By: /s/ Robert J. Nasuti
Robert J. Nasuti, President

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Clint Wallace
Clint Wallace, Chief Human Resources Officer